Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree to jointly prepare and file with regulatory authorities this Schedule 13G and any future amendments thereto reporting each of the undersigned’s ownership of securities of the Issuer named herein, and hereby affirm that such Schedule 13G is being filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: January 27, 2021	Radcliff River I LLC

	By:	Radcliff SPV Manager LLC, its manager

	By:	/s/ Eli Goldstein
Manager

Dated: January 27, 2021	Radcliff SPV Manager LLC

	By:	/s/ Eli Goldstein
Manager

Dated: January 27, 2021	/s/ Eli Goldstein
Eli Goldstein

Dated: January 27, 2021	/s/ Evan Morgan
Evan Morgan